EXHIBIT 5.1, Opinion of Brian F. Lanter, Attorney at Law, P.C.

[letterhead of Brian F. Lanter, Attorney at Law, P.C.]

September 23, 2005

Palatin Technologies, Inc.
4C Cedar Brook Drive
Cranbury, New Jersey 08512

Ladies and gentlemen:

I have acted as counsel for Palatin Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on September 23, 2005 under the Securities Act of 1933, as amended (the “Act”), for registration under the Act of the following shares of the Company’s $.01 par value common stock (“Common Stock”):

1.     170,000 shares of Common Stock (the “Settlement Stock”) issued to one of the selling stockholders on June 27, 2005 pursuant to an arbitration settlement; and

2.     Up to 75,000 shares of Common Stock issuable upon exercise of the Company’s Common Stock warrants (the “Financial Consulting Warrants”) issued in November 2004 to certain of the selling stockholders pursuant a financial services consulting agreement;

As counsel to the Company, I have examined such corporate records, documents, agreements and such matters of law as I have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, I advise you that in my opinion:

1.     The 170,000 shares of Settlement Stock issued to one of the selling stockholders were duly authorized and validly issued by the Company, and are fully paid and non-assessable; and

2.     Up to 75,000 shares of Common Stock issuable upon exercise of Financial Consulting Warrants, if and when paid for and issued upon exercise of Financial Consulting Warrants in accordance with the terms thereof, will be duly authorized and validly issued by the Company, and will be fully paid and non-assessable; and

I am a member of the State Bar of New Mexico, and the opinions expressed herein are limited to questions arising under the General Corporation Law of the State of Delaware and the Federal laws of the United States of America, and I disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. Reference is made to the section of the Registration Statement entitled “Legal Matters” for a description of my ownership of the Company’s securities.

Sincerely,

/s/ Brian F. Lanter

Brian F. Lanter, Attorney at Law, P.C.